Exhibit 99.2a

ESCROW AGREEMENT

This Escrow Agreement (the " Escrow Agreement") is made and entered into this _____ day of March, 2012, by and among W270, Inc., a Nevada corporation (the "Issuer"), and Mintz & Fraade, P.C. a New York professional corporation (the "Escrow Agent").

WHEREAS, the Issuer has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 ("Form S-1") pursuant to the Securities Act of 1933 as amended (the "Act") with respect to the prospective sale of shares (the “Shares”) by the Issuer (the "Offering");

WHEREAS, the Issuer desires to utilize the Escrow Agent's services pursuant to the terms and conditions herein provided;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Escrow Agreement, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged,

IT IS AGREED:

1.

Recitals Adopted. The parties hereby adopt as part of this Escrow Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each party to this Escrow Agreement.

2.

Appointment of Escrow Agent.

A.

In connection with the Issuer’s intended sale of shares of common stock after such shares are registered, the Issuer hereby appoints the Escrow Agent to act as escrow agent in connection with the Offering pursuant to the terms and conditions set forth in this Escrow Agreement.

3.

Duties of Escrow Agent.

A. Escrow Agent shall deposit the funds to be received from prospective purchasers (the "Prospective Purchasers") of Shares (“Escrow Funds”) in connection with any sale by the Issuer pursuant to the Offering into a noninterest bearing escrow account (the "Escrow Account") held by the Escrow Agent.

B. Escrow Agent shall receive and hold all Escrow Funds received from Prospective Purchasers pursuant to the terms set forth in this Escrow Agreement. All Escrow Funds are to remain as deposited and shall be held until (i) released by the Escrow Agent pursuant to Paragraphs “C,” or "D," of this Article "3" of this Escrow Agreement or (ii) the Escrow Agent shall have deposited the Escrow Funds in court pursuant to Paragraph "H" of Article "5" of this Escrow Agreement or the last sentence of Paragraph "J" of Article "5" of this Escrow Agreement. The identity of each Prospective Purchaser shall be included with Escrow Funds and other documents evidencing such investment which are delivered to the Escrow Agent. The Escrow Funds shall remain deposited and shall be held for the sole benefit of the Issuer.

C. If the Issuer shall send written notice to the Escrow Agent pursuant to Paragraph “D” of Article “8” of this Escrow Agreement requesting that the Escrow Agent release the Escrow Funds to the Issuer, the Escrow Agent, upon such written request, shall promptly send such Escrow Funds to the Issuer.

D. If the Issuer elects to terminate the Offering or if the Offering expires (including pursuant to an extension of the offering period) then the Issuer shall notify the Escrow Agent in writing pursuant to Paragraph “D” of Article "8" of this Escrow Agreement that the Offering has been terminated and the registration statement withdrawn, or has expired, whereupon Escrow Agent shall, within two (2) business days, return the Escrow Funds to the Prospective Purchasers.

4.

Representations, Warrants and Covenants of Escrow Agent.

A. Escrow Agent shall deposit the gross proceeds, if any, from the Offering promptly into the Escrow Account.

B. Escrow Agent shall maintain in good faith and in the regular course of business Escrow Account records, providing that the funds in the Escrow Account are held for the benefit of the purchasers and showing the name and interest of each party to the account.

5.

Rights and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties pursuant to this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

A. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall only be responsible for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law except as specifically provided in this Escrow Agreement.

B.

(i)

The Escrow Agent is hereby released and exculpated from all liability, costs, and expenses whatsoever which arise out of or in connection with the Escrow Agent’s activities as escrow agent hereunder, including, but not limited to, any liability, cost or expense which is caused by the negligence or gross negligence of the Escrow Agent. Notwithstanding the foregoing, the Escrow Agent shall be liable only to the extent of any loss or damage which is caused by its willful misconduct.

(ii)

The Escrow Agent shall not be obligated to verify (i) the authenticity of any documents submitted to it as originals, (ii) the genuineness of the signatures on any documents submitted to it; (iii) the legal capacity of any persons who executed any document submitted to it; (iv) the due authorization and valid execution of any agreement submitted to it by all parties thereto; (v) that any agreement submitted to it constitutes a valid and legally binding agreement and obligation of the parties; and (vi) the conformity to the originals of any documents submitted to it (a) as photostatic copies or (b) via facsimile.

C. The Escrow Agent may act or refrain from acting with respect to any matter which is referred to herein in reliance upon either: (i) the advice of any counsel who may be selected by the Escrow Agent from time to time or (ii) a good faith determination by the Escrow Agent. The Escrow Agent is hereby released and exculpated from all liability or claimed liability by the parties or any other person which may arise or be alleged to have arisen, out of or as a result of, in connection with acting as Escrow Agent or in refraining from acting upon either: (i) the advice of any counsel or (ii) a good faith determination by the Escrow Agent.

D. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could cause it to incur any expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

E. The Escrow Agent may rely upon any paper or other document which may be submitted to the Escrow Agent in connection with its duties hereunder which is believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties and is hereby released and exculpated from all liability, including, but not limited to, losses, costs, consequential damages and expenses whatsoever which arises out of or in connection with its actions based upon any such paper or other document, and the Escrow Agent shall have no liability or responsibility with respect to the form, execution or validity thereof.

F. The Escrow Agent may institute or defend any action or legal process which involves any matter which is referred to herein which in any manner affects the Escrow Agent or its duties or liabilities hereunder, but the Escrow Agent shall not be required to institute or defend such action or process unless or until requested to do so, and then only upon receiving full indemnity, against any and all claims, liabilities, judgments, reasonable attorneys fees and other expenses of every kind in relation thereto. Such indemnification shall be in a form and amount satisfactory to the Escrow Agent, in its sole and absolute discretion, and from such parties determined by the Escrow Agent in its sole and absolute discretion.

G. The Issuer agrees to and shall indemnify and save the Escrow Agent harmless from and against any losses, claims, liabilities, judgments, reasonable attorneys’ fees and other expenses of every kind and nature which may be suffered, sustained or incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Escrow Agreement except for the Escrow Agent’s willful misconduct. In addition, the Escrow Agent shall be entitled to the fair value of the legal services incurred to outside counsel with respect to the Escrow Agent’s acceptance of, and its performance pursuant to this Escrow Agreement.

H. The Escrow Agent may at any time, in its sole and absolute discretion, deposit the Escrow Funds with a court of competent jurisdiction in New York, New York pursuant to an action of interpleader, and upon such deposit the Escrow Agent shall be released from any further liability or obligation as the Escrow Agent.

I. In the event of any dispute which is referred to herein, the Escrow Agent shall be entitled to consult with counsel and commence or defend any legal proceeding if the Escrow Agent, in its good faith determination, determines to do so, and shall be reimbursed by the Issuer for all legal fees and expenses in connection with such consultation and legal proceeding.

J. The Escrow Agent may resign at any time from its duties as Escrow Agent by giving at least thirty (30) days prior written notice ("Resignation Notice") pursuant to Paragraph “D” of Article "8" of this Escrow Agreement to the Issuer and Prospective Purchasers who have Escrow Funds being held by the Escrow Agent. The Escrow Agent shall upon the (i) acceptance of the new escrow agent by the Issuer and (ii) presentation of an executed agreement appointing said new escrow agent, turn over to said escrow agent the Escrow Funds. If no such escrow agent is appointed within thirty (30) days after the giving of Resignation Notice, the Escrow Agent may deposit the Escrow Funds with a court of competent jurisdiction in New York, New York.

K. The Escrow Agent is not a party to or bound by any agreement pertaining to the Offering or any other agreement between the Issuer and the Prospective Purchasers, except this Escrow Agreement.

L. The duties of the Escrow Agent hereunder are entirely ministerial, being limited to receiving, holding, and disbursing the amount in escrow as provided herein. The Escrow Agent may rely upon and will be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed by the proper party or parties or their representatives, and shall have no liability or responsibility with respect to the form, execution, or validity thereof.

M. The Escrow Agent’s obligation to act as Escrow Agent pursuant to this Escrow Agreement shall terminate at such time as (i) the Escrow Agent shall deliver the Escrow Funds pursuant to Paragraphs "C" or "D" of Article "3" of this Escrow Agreement or (ii) the Escrow Agent shall have deposited the Escrow Funds in court pursuant to Paragraph "H" of this Article "5" of this Escrow Agreement or the last sentence of Paragraph "J" of this Article "5" of this Escrow Agreement.

6.

Duties of Issuer. Upon request of the Escrow Agent, Issuer shall timely execute and deliver any and all documents, and perform any and all acts, as may be reasonably and customarily required to be executed or performed by an issuer in connection with the parties' fulfillment of their respective obligations under an escrow agreement such as this Escrow Agreement.

7.

Authority. The Issuer hereby represents to us that this Escrow Agreement has been duly authorized and that the individual executing this Escrow Agreement on behalf of the Issuer is duly authorized to do so, and upon request, will provide documentation to the Escrow Agent which supports his or her authority to enter into this Escrow Agreement.

8.

Miscellaneous.

A.

Headings. The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

B.

Enforceability. If any provision which is contained in this Escrow Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Escrow Agreement and this Escrow Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.

Amendment. This Escrow Agreement may not be changed, modified, extended, terminated or discharged orally but only by an agreement in writing, signed by all of the parties to this Escrow Agreement.

D.

Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid or (ii) overnight delivery with confirmation of delivery or (iii) facsimile, with a copy by first class mail, postage prepaid, as follows:

If to the Issuer

W270, Inc.

4221 Camino Alegre

La Mesa, CA 91941

Attention: Wesley E. Fry

Facsimile No.:_______________

If to the Escrow Agent:

Mintz & Fraade P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

Attention: Frederick M. Mintz

Facsimile No.: (212) 486-0701

If to the Prospective Purchasers: to the address which shall be held by the Issueror in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Article “8” of this Escrow Agreement are not otherwise available, notice shall be hand delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date of receipt; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

E.

Governing Law.

In view of the fact that: (i) W270 was formed pursuant to the laws of the State of Nevada; (ii) Mintz & Fraade P.C. was formed pursuant to the laws of the State of New York; (iii) all services pursuant to this Escrow Agreement will be performed in the State of New York, in order to avoid the question of which state law shall be applicable, the Parties agree that:

This Escrow Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Escrow Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.

The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York, County of New York, as properly having venue in any action or proceeding in relation to this Escrow Agreement. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, County of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby knowingly, voluntarily and intentionally waive (to the extent permitted by applicable law) any right he, she or it may have to a trial by jury of any dispute arising under or relating to this Escrow Agreement and agree that any such dispute shall, at the option of any party, be tried before a judge sitting without a jury.

F.

Construction. Each of the parties to this Escrow Agreement agrees that this Escrow Agreement shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Escrow Agreement.

G.

Entire Agreement. This Escrow Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

H.

Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Escrow Agreement and the intents and purposes hereof.

I.

Binding Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J.

Non-Waiver. Except as otherwise expressly provided in this Escrow Agreement, no waiver of any covenant, condition, or provision of this Escrow Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Escrow Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Escrow Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K.

Modifications. This Escrow Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the parties to this Escrow Agreement.

L.

Exhibits. All Exhibits annexed or attached to this Escrow Agreement are incorporated into this Escrow Agreement by reference thereto and constitute an integral part of this Escrow Agreement.

M.

Severability. The provisions of this Escrow Agreement shall be deemed separable. Therefore, if any part of this Escrow Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Escrow Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Escrow Agreement to any party, that party may cancel, and terminate the Escrow Agreement by giving written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and the year first above written.

W270, Inc.

By: /s/ Wesley E. Fry

Wesley E. Fry, President and CEO

Mintz & Fraade P.C., as Escrow Agent

By: /s/ Frederick M. Mintz

Frederick M. Mintz, President